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                                                                     EXHIBIT 5.1

                           [LETTERHEAD OF MACFARLANES]


Insignia Solutions plc
The Mercury Centre
Wycombe Lane
High Wycombe
Buckinghamshire
HP10 0HH

Our Ref       ZH/LCZG/561119

Direct Line   020 7849 2324
E-mail        kevin.tuffnell@macfarlanes.com

24 May 2001



Dear Sirs

INSIGNIA SOLUTIONS PLC, FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1993

1 This Opinion is given in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of:

1.1 940,000 Ordinary Shares of 20p nominal value each (each a "SHARE") in Insignia Solutions plc (the "Company") represented by American Depositary Shares issued to selling security holders (as defined in the Registration Statement referred to below) (the "Selling Security Holders") on 12 February 2001 pursuant to subscription agreements of the same date and made between the Company and the Selling Security Holders (the "Subscription Agreements");

1.2 an additional 470,000 Shares to be represented by American Depositary Shares which may be issued to the Selling Security Holders pursuant to ADS purchase warrants dated 12 February 2001 issued to the Selling Security Holders (the "ADS Purchase Warrants"); and

1.3 an additional 25,000 Shares to be represented by American Depositary Shares which may be issued to Jefferies pursuant to an ADS purchase warrant dated 12 February 2001 issued to Jefferies & Company, Inc. ("Jefferies") (the "Jefferies Warrant").

    under the terms of a form S3 Registration Statement a copy of which has been provided to us (the "Registration Statement").

2 We have acted as English legal advisers to the Company in connection with the foregoing. In so acting, we have examined such certificates of the Company and

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    directors and/or officers thereof and originals or copies of all such corporate documents and records of the Company and all such other documents as we have deemed relevant and necessary as a basis for our Opinion hereinafter set forth. We have relied upon such certificates of directors and/or officers of the Company and upon statements and information furnished by directors and/or officers of the Company with respect to the accuracy of material factual matters contained therein. We have also assumed the genuineness of all signatures thereon or on the originals of documents referred to therein.

3 This Opinion is limited to English law as currently applied by the English Courts and is given on the basis that it will be governed by and be construed in accordance with current English law.

4   It is our opinion that:-

4.1 The 940,000 Shares issued pursuant to the Subscription Agreements, assuming the same were issued in accordance with the terms of such Subscription Agreements and the Company's Memorandum and Articles of Association, have been validly issued and are fully paid and non-assessable;

4.2 the additional 470,000 Shares which may be issued upon exercise of the ADS Purchase Warrants, when issued in accordance with the terms of the ADSs Purchase Warrants and the Company's Memorandum and Articles of Association, will be validly issued, fully paid and non-assessable.

4.3 the additional 25,000 Shares which may be issued upon exercise of the Jefferies Warrant, when issued in accordance with the terms of the Jefferies Warrant and the Company's Memorandum and Articles of Association, will be validly issued, fully paid and non-assessable.

5 For the purpose of this Opinion we have assumed that the term "non-assessable" in relation to the Shares means under English law that holders of such Shares having fully paid up all amounts due on such Shares as to the nominal amount and premium thereon, are under no further personal liability to contribute to the assets or liabilities of the Company in their capacities purely as holders of such Shares.

This Opinion is given to you for the purpose of the Registration Statement. It is not to be transmitted to any other person nor is to be relied upon by any other person or for any purpose or ADSs Purchase Warrants quoted or referred to in any public document without our prior written consent except that we consent to the use of this Opinion as an exhibit to the Registration Statement and further consent to the references to us in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations thereunder.

Yours faithfully
/s/ Macfarlanes